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                                                                  EXHIBIT 10-l-1

                       ROCKWELL INTERNATIONAL CORPORATION
                           RESTRICTED STOCK AGREEMENT

To: D. H. Davis, Jr.

        In accordance with a determination of the Compensation and Management Development Committee (the Committee) of the Board of Directors of Rockwell International Corporation (Rockwell) applying the Corporation's policy, as set forth in resolutions adopted by the Committee on July 6, 1994 entitled "Compensation Deferral," as modified by resolutions adopted by the Committee today entitled "Modify Section 162(m) Policy and Approve Form of Restricted Stock" (the Section 162(m) Policy), 14,166 shares (Restricted Shares) of Common Stock of Rockwell have been granted to you as Restricted Stock in payment of the aggregate amount of $734,861.25, which is the excess over the sum of the limitation of Section 162(m)(1) of the Internal Revenue Code, as amended, and the Relocation Payments (as defined in the Section 162(m) Policy) of the base salary, incentive awards and other compensation constituting "applicable employee remuneration" for purposes of such Section 162(m) due you that has been deferred pursuant to the Section 162(m) Policy.

        These Restricted Shares have been granted to you today upon the following terms and conditions:

1.      Earnings of Restricted Shares
        -----------------------------

                (a) If (i) you shall continue as an employee of the Corporation until the January 1 immediately following your attainment of age 62 or such later age (not more than age 67) to which the Committee shall from time to time have requested, prior to your attainment of age 62 (or such later age as to which it shall have previously requested), that you remain in service as an employee of the Corporation; or (ii) you shall die or suffer a disability that shall continue for a continuous period of at least six months prior to your attainment of age 62 (or the later age prescribed pursuant to the preceding clause (a)(i)); or
        (iii) a "change of control" (as defined for purposes of Article III, Section 15(l)(1) of the Corporation's By-Laws) shall have occurred; then you shall be deemed to have fully earned all the Restricted Shares subject to this agreement.

                (b) If your employment by the Corporation terminates prior to the January 1 immediately following your attainment of age 62 (or the later age prescribed pursuant to clause (a)(i) of this paragraph), you shall be deemed not to have earned any of the Restricted Shares and shall have no further rights with respect thereto unless the Board of Directors or the Committee shall determine, in its sole discretion, that your earlier retirement from service with the Corporation is in the best interests of the Corporation.


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2.      Retention of Certificates for Restricted Shares
        -----------------------------------------------

        Certificates for the Restricted Shares and any dividends or distributions thereon or in respect thereof that may be paid in additional shares of Common Stock, other securities of the Corporation or securities of another entity (Stock Dividends) shall be delivered to and held by the Corporation until you shall have earned the Restricted Shares in accordance with the provisions of paragraph 1. To facilitate implementation of the provisions of this agreement, you undertake to sign and deposit with the Corporation's Office of the Secretary a Stock Transfer Power in the form of Attachment 1 hereto with respect to the Restricted Shares and any stock Dividends thereon.

3.      Dividends and Voting Rights
        ---------------------------

        Notwithstanding the retention by the Corporation of certificates for the Restricted Shares and any Stock Dividends, you shall be entitled to receive any dividends that may be paid in cash on, and to vote, the Restricted Shares and any Stock Dividends held by the Corporation in accordance with paragraph 2, unless and until such shares have been forfeited in accordance with paragraph 5.

4.      Delivery of Earned Restricted Shares
        ------------------------------------

        As promptly as practicable after you shall have been deemed to have earned the Restricted Shares in accordance with paragraph 1, the Corporation shall deliver to you (or in the event of your death, to your estate or any person who acquires your interest in the Restricted Shares by bequest or inheritance) the Restricted Shares, together with any Stock Dividends then held by the Corporation.

5.      Forfeiture of Unearned Restricted Shares
        ----------------------------------------

        Notwithstanding any other provision of this agreement, (a) if you shall make an effective election pursuant to Section 83(b) of the Internal Revenue Code, as amended, with respect to the Restricted Shares or any Stock Dividends; or (b) if at any time it shall become impossible for you to earn any of the Restricted Shares in accordance with this agreement, all the Restricted Shares, together with any Stock Dividends, then being held by the Corporation in accordance with paragraph 2 shall be forfeited, and you shall have no further rights of any kind or nature with respect thereto. Upon any such forfeiture, the Restricted Shares, together with any Stock Dividends, shall be transferred to Rockwell.

6.      Transferability
        ---------------

        This grant is not transferable by you otherwise than by will or by the laws of descent and distribution, and the Restricted Shares, and any Stock Dividends shall be deliverable, during your lifetime, only to you.


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7.      Withholding
        -----------

        The Corporation shall have the right, in connection with the delivery of the Restricted Shares and any Stock Dividends subject to this agreement, (i) to deduct from any payment otherwise due by the Corporation to you or any other person receiving delivery of the Restricted Shares and any Stock Dividends an amount equal to the taxes required to be withheld by law with respect to such delivery, (ii) to require you or any other person receiving such delivery to pay to it an amount sufficient to provide for any such taxes so required to be withheld or (iii) to sell such number of the Restricted Shares and any Stock Dividends as may be necessary so that the net proceeds of such sale shall be an amount sufficient to provide for any such taxes so required to be withheld.

8.      Applicable Law
        --------------

        This agreement and the Corporation's obligation to deliver
        Restricted Shares and any Stock Dividends hereunder shall be governed by and construed and enforced in accordance with the laws of Delaware and the Federal law of the United States.


                                     ROCKWELL INTERNATIONAL CORPORATION

                                     By: /s/ C. H. Harff
                                        ---------------------------------------
                                             C. H. Harff
                                        Senior Vice President & Special Counsel




Attachment 1 - Stock Transfer Power

Dated: December 6, 1995

Agreed to this 6th day of December, 1995

      /s/ D. H. Davis, Jr.
------------------------------
          D. H. Davis, Jr.

Address:       4 Cherry Hills
               Newport Beach, CA 92660

Social Security No.: ###-##-####


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Attachment I

               STOCK TRANSFER POWER SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED, I, Don H. Davis, Jr., hereby sell, assign and transfer unto Rockwell International Corporation (i) the __________ shares (the Shares) of the Common Stock of Rockwell International Corporation (Rockwell) standing in my name on the books of Rockwell represented by Certificate
No. ____________ herewith, granted to me on December 6, 1995, as Restricted Stock as deferred payment of certain compensation earned during the Corporation's fiscal year ended September 30, 1995, and (ii) any additional shares of Rockwell's Common Stock, other securities issued by Rockwell or securities of another entity (Stock Dividends) distributed, paid or payable on or in respect of the Shares and Stock Dividends during the period the Shares and Stock Dividends are held by Rockwell pursuant to a certain Restricted Stock Agreement dated December 6, 1995 with respect to the Shares; and I do hereby irrevocably constitute and appoint _________________________, attorney with full power of substitution in the premises to transfer the Shares on the books of Rockwell.

Dated: December 6, 1995
                                                  ____________________________
                                                            (Signature)

WITNESS:

____________________________                      ____________________________
                                                            (Signature)